Exhibit 99.1

11000 Equity Drive, #300 Houston, TX 77041-8240 NYSE: SPN (281) 999-0047

FOR FURTHER INFORMATION CONTACT:

David Dunlap, President and CEO, (281) 999-0047;

Robert Taylor, CFO or Greg Rosenstein, EVP, (504) 587-7374

Superior Energy Services, Inc. Announces New Segment Reporting

HOUSTON – February 20, 2013 – Superior Energy Services, Inc. (NYSE: SPN) announced today that it has realigned its segment reporting. As a result, beginning with the 2012 fourth quarter and full-year results (scheduled to be released Tuesday, February 26, 2013), the Company will report business segment information for four reportable segments as follows: Drilling Products and Services, Onshore Completion and Workover Services, Production Services and Subsea and Technical Solutions. The expansion from two to four reportable segments reflects separation of the former Subsea and Well Enhancement business segment into the Onshore Completion and Workover Services, Production Services and Subsea and Technical Solutions business segments. The Drilling Products and Services business segment is unchanged.

The Onshore Completion and Workover Services segment consists primarily of the Company’s pressure pumping, well service rig and fluids management businesses. The Production Services segment consists primarily of the Company’s coiled tubing, wireline, snubbing and remedial pumping businesses. The Subsea and Technical Solutions segment primarily consists of the Company’s pressure control, completion tools, subsea construction, end-of-life services, marine technical services and production and sale of oil and gas.

Dave Dunlap, President and Chief Executive Officer of Superior, commented, “The composition of each segment better reflects our product and service offering throughout the life cycle of the well. We believe this new segment reporting format will provide greater clarity into the financial performance of our diverse portfolio of products and services, and alignment between business strategies and our operating results. In addition, we believe this format will make relative comparisons to our industry peers more visible and meaningful.”

To learn more about the new financial reporting structure, including historical data recasting previously issued information into the new format, please visit www.superiorenergy.com, and click on New Segments under the Investor Relations tab.

Superior Energy Services, Inc. serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the uncertainty of macroeconomic and business conditions worldwide, as well as the global credit markets; risks associated with the Company’s rapid growth; changes in competitive factors; and other material factors that are described from time to time in the Company’s filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by the Company or any other person that the projected outcomes can or will be achieved.

Any forward-looking statement made in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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